SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 7, 2005

STATION  CASINOS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 367-2411

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 4, 2005, Station Casinos, Inc. executed the first amendment of the Supplemental Executive Retirement Plan.  Additionally, the Company executed Amended Employment Agreements for Frank J. Fertitta III, Chief Executive Officer, and Lorenzo J. Fertitta, President.  A copy of the amendments are attached as exhibits 99.1, 99.2 and 99.3

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: February 7, 2005	By:	/s/ Glenn C. Christenson
Glenn C. Christenson
Executive Vice President, Chief
Financial Officer, Chief Administrative
Officer and Treasurer